Exhibit (i)(1)

August 28, 2012

PowerShares Exchange-Traded Fund Trust

301 West Roosevelt Road

Wheaton, Illinois 60187

Ladies and Gentlemen:

We have acted as counsel to PowerShares Exchange-Traded Fund Trust, a business trust formed under the laws of the Commonwealth of Massachusetts (the “Trust”), in connection with the filing with the Securities and Exchange Commission (“SEC”) of Post-Effective Amendment No. 241 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-102228 and 811-21265) (the “Post-Effective Amendment”), registering an unlimited number of shares of beneficial interest of:

1.	PowerShares Aerospace & Defense Portfolio,
2.	PowerShares Buyback Achievers™ Portfolio,
3.	PowerShares Cleantech™ Portfolio,
4.	PowerShares Dividend Achievers™ Portfolio,
5.	PowerShares DWA Technical Leaders Portfolio,
6.	PowerShares Dynamic Banking Portfolio,
7.	PowerShares Dynamic Basic Materials Sector Portfolio,
8.	PowerShares Dynamic Biotechnology & Genome Portfolio,
9.	PowerShares Dynamic Building & Construction Portfolio,
10.	PowerShares Dynamic Consumer Discretionary Sector Portfolio,
11.	PowerShares Dynamic Consumer Staples Sector Portfolio,
12.	PowerShares Dynamic Energy Exploration & Production Portfolio,
13.	PowerShares Dynamic Energy Sector Portfolio,
14.	PowerShares Dynamic Financial Sector Portfolio,
15.	PowerShares Dynamic Food & Beverage Portfolio,
16.	PowerShares Dynamic Healthcare Sector Portfolio,
17.	PowerShares Dynamic Industrials Sector Portfolio,
18.	PowerShares Dynamic Insurance Portfolio,
19.	PowerShares Fundamental Pure Large Growth Portfolio,
20.	PowerShares Fundamental Pure Large Core Portfolio,
21.	PowerShares Fundamental Pure Large Value Portfolio,
22.	PowerShares Dynamic Large Cap Growth Portfolio,
23.	PowerShares Dynamic Large Cap Value Portfolio,
24.	PowerShares Dynamic Leisure and Entertainment Portfolio,
25.	PowerShares Dynamic MagniQuant Portfolio,
26.	PowerShares Dynamic Market Portfolio,

27.	PowerShares Dynamic Media Portfolio,
28.	PowerShares Fundamental Pure Mid Growth Portfolio,
29.	PowerShares Fundamental Pure Mid Core Portfolio,
30.	PowerShares Fundamental Pure Mid Value Portfolio,
31.	PowerShares Dynamic Networking Portfolio,
32.	PowerShares Dynamic Oil & Gas Services Portfolio,
33.	PowerShares Dynamic OTC Portfolio,
34.	PowerShares Dynamic Pharmaceuticals Portfolio,
35.	PowerShares Dynamic Retail Portfolio,
36.	PowerShares Dynamic Semiconductors Portfolio,
37.	PowerShares Fundamental Pure Small Growth Portfolio,
38.	PowerShares Fundamental Pure Small Core Portfolio,
39.	PowerShares Fundamental Pure Small Value Portfolio,
40.	PowerShares Dynamic Software Portfolio,
41.	PowerShares Dynamic Technology Sector Portfolio,
42.	PowerShares Dynamic Utilities Portfolio,
43.	PowerShares Financial Preferred Portfolio,
44.	PowerShares FTSE RAFI US 1000 Portfolio,
45.	PowerShares FTSE RAFI US 1500 Small-Mid Portfolio,
46.	PowerShares Golden Dragon China Portfolio,
47.	PowerShares High Yield Equity Dividend Achievers™ Portfolio,
48.	PowerShares International Dividend Achievers™ Portfolio,
49.	PowerShares Global Listed Private Equity Portfolio,
50.	PowerShares Lux Nanotech Portfolio,
51.	PowerShares NASDAQ Internet Portfolio,
52.	PowerShares S&P 500 BuyWrite Portfolio,
53.	PowerShares S&P 500 High Quality Portfolio,
54.	PowerShares Morningstar StockInvestor Core Portfolio,
55.	PowerShares Water Resources Portfolio,
56.	PowerShares WilderHill Clean Energy Portfolio,
57.	PowerShares WilderHill Progressive Energy Portfolio, and
58.	PowerShares Zacks Micro Cap Portfolio,

each a series of the Trust, (the “Shares”) under the Securities Act of 1933, as amended (the “1933 Act”).

You have requested our opinion as to the matters set forth below in connection with the filing of the Post-Effective Amendment.  For purposes of rendering that opinion, we have examined the Post-Effective Amendment, the Declaration of Trust of the Trust, as amended, and Bylaws of the Trust, as amended, and the actions of the Board of Trustees of the Trust that provide for the issuance of the Shares, and we have made such other investigation as we have deemed appropriate.  We have examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinion, we have also relied on a certificate of an officer of the Trust.  In rendering our opinion, we also have made the assumptions that are customary in opinion letters of this kind.  We have not verified any of those assumptions.

Our opinion, as set forth herein, is based on the facts in existence and the laws in effect on the date hereof and is limited to the federal laws of the United States of America and the laws of the Commonwealth of Massachusetts that, in our experience, generally are applicable to the issuance of shares by entities such as the Trust.  We express no opinion with respect to any other laws.

Based upon and subject to the foregoing, we are of the opinion that:

1.              The Shares to be issued pursuant to the Post-Effective Amendment have been duly authorized for issuance by the Trust; and

2.              When issued and paid for upon the terms provided in the Post-Effective Amendment, the Shares to be issued pursuant to the Post-Effective Amendment will be validly issued, fully paid, and nonassessable.  In this regard, however, we note that the Trust is a Massachusetts business trust and, under certain circumstances, shareholders of a Massachusetts business trust could be held personally liable for the obligations of the Trust.

This opinion is rendered solely in connection with the filing of the Post-Effective Amendment and supersedes any previous opinion of this firm in connection with the issuance of Shares. We hereby consent to the filing of this opinion with the SEC in connection with the Post-Effective Amendment.  In giving our consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the SEC thereunder.

Very truly yours,

/s/ K&L Gates LLP